SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

DIGITALPOST INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Parkway, Suite #220, Irvine, CA  92604
(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed on Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2009 (the "Initial 8-K") portions of Exhibit 99.01 attached thereto were omitted pursuant to our concomitant request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material was separately filed with the SEC at that time. This amendment to the Initial 8-K is being filed to incorporate our responses to the SEC’s comments to our request for confidential treatment and amends the portions omitted from Exhibit 99.01 in conformity with such SEC comments.

Item 1.01- Entry into a Material Definitive Agreement.

On February 19, 2009, DigitalPost Interactive, Inc. ("DigitalPost") entered into an agreement with Local.com Corporation, the largest local search network in the United States.

Pursuant to the agreement, DigitalPost agrees to design, develop and deliver software as prescribed by the statement of work expected to be completed during the first and second quarter. Additionally, DigitalPost agrees to host and maintain the software for separate additional monthly fees.

The agreement provides DigitalPost a total fee of $165,000 for the design, development and delivery of the software and $2,000 monthly fee for ongoing service level maintenance.

Item 9.01—Financial Statement and Exhibits

99.01
Agreement between DigitalPost Interactive, Inc. and Local.com Corporation, dated February 19, 2009 (portions of this exhibit as indicated by "***" have been omitted pursuant to the Company’s request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

By: /s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date: May 7, 2009